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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                 EXHIBIT (a)(6)
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. SOCIAL SECURITY NUMBERS HAVE NINE DIGITS SEPARATED BY TWO HYPHENS: I.E. 000-00-0000. EMPLOYER IDENTIFICATION NUMBERS HAVE NINE DIGITS SEPARATED BY ONLY ONE HYPHEN: 00-0000000. THE TABLE BELOW WILL HELP DETERMINE THE NUMBER TO GIVE THE PAYER.

------------------------------------------------------------
                                         GIVE THE
              FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                         NUMBER OF--
------------------------------------------------------------

 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
 5.  Sole proprietorship account         The owner(3)
 6.  Sole proprietorship                 The owner(3)
 7.  A valid, estate, or pension trust   The legal entity
                                         (Do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(4)
------------------------------------------------------------
------------------------------------------------------------
                                         GIVE THE EMPLOYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------

 8.  Corporate account                   The corporation

 9.  Religious, charitable or            The organization
     educational organization account

10.  Partnership account held in the     The partnership
     name of the partnership

11.  Association, club, or other tax-    The organization
     exempt organization

12.  A broker or registered nominee      The broker or
                                         nominee

13.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.
  (1)  A corporation
  (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).
  (3)  The United States or any of its agencies or instrumentalities.
  (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  (6) An international organization or any of its agencies or instrumentalities.
  (7)  A foreign central bank of issue.
  (8) A dealer in securities or commodities required to register in the United States or a possession of the United States.
  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
  (10) A real estate investment trust.
  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
  (12) A common trust fund operated by a bank under section 584(a).
  (13) A financial institution.
  (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.
  (15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441.
  - Payments to partnership not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to non-resident aliens.
  - Payments on tax-free covenant bonds under section 1451 of the Code.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid to you.
EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(a), 6042, 6044, 6045, 6049 and 6050A and 6050N of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE.--Section 6109 requires recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE